UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

STAKOOL, INC.

Nevada	88-0393257
(State or other jurisdiction of	(I.R.S. Employer Identification
Incorporation or organization)	No.)

8640 Philips Highway, Suite 5
Jacksonville, Florida 32256
(Address of principal executive office)

(904) 425-1209
(Registrant’s telephone number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None

Securities to be registered pursuant to Section 12(g) of the act:

Common Stock: $0.001 par value
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller Reporting Company [X]

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Business.

History of Stakool, Inc.

Stakool, Inc. was incorporated in the State of Delaware under the name, PLR, Inc. in 1993, and went through a series of name changes and reorganizations. In November 1997, PLR, Inc. changed its name to Integrated Carbonics Corp. and moved its domicile to the State of Nevada.  On July 23, 1999, Integrated Carbonics Corp. changed its name to Urbana.ca, Inc. (“URBA”). On April 11, 2003, URBA changed its name to PSPP Holdings, Inc.  On August 11, 2008, PSPP Holdings, Inc. changed its name to Cynosure Holdings, Inc. by filing a Certificate of Amendment to Articles of Incorporation with the State of Nevada. On August 21, 2008, the Company changed its name to Hybid Hospitality, Inc. by filing a Certificate of Amendment to the Articles of Incorporation.

On September 22, 2008, the Company completed a 1 for 10 reverse split of its common stock and changed its name to Mod Hospitality, Inc. with a new symbol “MODY.”

On October 21, 2008, the Company, in a reverse merger, acquired all of the issued and outstanding common stock of ECV Holdings, Inc., (“ECV”) a Delaware corporation, in accordance with a Share Exchange Agreement. On the Closing Date, pursuant to the terms of the Securities Exchange Transaction, the Company acquired all of the outstanding common stock of ECV from Flora Nutrients, Inc. (“FLNU”). In exchange, the Company issued FLNU 50,000,000 shares of common stock, or approximately 99.912% of the Company’s outstanding common stock.

The Company conducted its business operations through ECRV Hanover LeaseCo, LLC (“Hanover”), ECRV Clinton LeaseCo, LLC (“Clinton”), and ECRV FM LeaseCo, LCC (“Absecon”).

On February 12, 2008, East Coast Realty Ventures, LLC (ECRV, LLC) purchased from Airport Road Associates One, LLC ("Airport LLC"), and the then controlling shareholder of the issuer, 900,000 shares of Preferred Stock and 25,865,000 shares of Common Stock in a privately negotiated transaction. ECRV, LLC paid $153,750 for the Preferred and Common Stock.

As of February 12, 2008, ECRV, LLC may have been deemed to have sole voting power over 132,873,855 shares of Common Stock (which includes the 107,008,855 votes from the Series A Shares) and dispositive power over 81,553,282 shares of Common Stock (which includes shares of Common Stock issuable upon the conversion of the Series A Shares). Airport LLC may be deemed to have shared voting and dispositive power over no shares of Common Stock.

As of February 12, 2008, Frederic Richardson may be deemed to have sole voting and dispositive power over no shares of Common Stock and may be deemed to have shared voting power over 132,873,855 shares of Common Stock (which includes the 107,008,855 votes from the Series A Shares held by Airport LLC) and shared dispositive power over 81,553,282 shares of Common Stock (which includes shares of Common Stock issuable upon the conversion of the Series A Shares held by Airport LLC).

On March 26, 2008, ECV Holdings, Inc. (“ECV’) was formed under the laws of Delaware.

On April 4, 2008, ECV entered into a stock for membership interest agreement with East Coast Realty Ventures, LLC (“ ECRV ”) which owned all of the issued and outstanding capital (the  “Membership Interest”) of ECRV Hanover LeaseCo, LLC (the “Hanover”), ECRV Clinton LeaseCo, LLC (the “Clinton”), and ECRV FM LeaseCo, LCC (the “Absecon”). Hanover, Clinton, and Absecon are limited liability companies organized under the law of the State of Delaware. As a result of the stock for membership interest transaction, ECV acquired 100% of the membership interest in Hanover, Clinton and Absecon by issuing Frederic Richardson 100,000 shares of its common stock.

Hanover was organized as a limited liability company under the laws of the State of Delaware on June 16, 2006. Clinton was organized as a limited liability company under the laws of the State of Delaware on March 08, 2007. Absecon was organized as a limited liability company under the laws of the State of Delaware on May 10, 2007.

On April 29, 2008, the Company increased its authorized common stock from 80,000,000 shares to 175,000,000 shares by filing a Certificate of Change pursuant to NRS 78.209.

Effective May 8, 2008, ECV entered into a share exchange agreement with Frederic Richardson, and FLNU, a non-reporting small public company listed on the Pink Sheets Grey Market, whereby, Frederic Richardson transferred to FLNU 100% of the issued and outstanding common stock of ECV, in exchange for 28,000,000 shares of common stock of FLNU, which represents 80% of FLNU’s outstanding common stock. As a result of the share exchange transaction, Hanover, Clinton and Absecon became the wholly owned subsidiaries of FLNU.

Effective June 21, 2008, in order to meet a requirement of the Stock Purchase Agreement, as amended, between Airport Road Associates One, LLC (“Airport, LLC”) and East Coast Realty Ventures, LLC (“ECRV, LLC”), and as previously reported on Form 8-K filed March 20, 2008, the Board of Directors of the Company declared a 100 to 1 round lot reverse split of the Company’s Common Stock. In accordance with the reverse split, each shareholder received one (1) share of Common Stock for each one hundred (100) shares currently held. No fractional shares shall be issued; all fractional shares shall be rounded up to the next whole share. Any shareholder that should own less than one hundred (100) shares after completion of the reverse split shall be issued a sufficient number of additional shares so that each such shareholder shall own a minimum of one hundred (100) shares. The reverse split was effective as of the opening of trading on June 2, 2008. Additionally, also effective June 2, 2008, the Company’s trading symbol was changed to “PSPN” in conjunction with the reverse split of the Company’s common stock.

On December 16, 2009 the Company changed its name to Stakool, Inc.

On January 24, 2010, the transactions on March 26, 2008, May 8, 2008, and October 21, 2008, were all rescinded. All memberships, assets, interests or stock positions have been returned to the appropriate entity or persons.

On December 16, 2009 there was a 1:1500 reverse split, approved and accepted by shareholders, along with the aforementioned rescission.

Stakool conducted operations through December 31, 2008 under the name and stock symbol MODY. This included the operations from three hotels; Hanover, Clinton, and Absecon. Upon the rescission of the previous agreements the Company has continued to develop Dream Apts, TV and associated software opportunities for the company.

In consideration for execution of the rescission agreement, 50,000,000 common shares previously issued were returned to the treasury stock of the Company. The preferred shares held by Mr. Richardson were purchased in a separate transaction. In addition as part of the rescission agreement all assets, property, securities or items of value have been transferred back to the original holders pre-acquisition.

On June 2, 2010, Stakool Inc., entered into a Purchase Agreement with LinQpay, a Delaware Corporation, and amended on October 22, 2010.

Pursuant to the Agreement and amendment, the Company purchased 100% of LinQpay, Inc. and all of its subsidiaries, the consideration paid to LinQpay an aggregate of 10,000,000 fully paid and nonassessable shares of Common Stock of the Company, which represented approximately 18% of the issued and outstanding shares of Common Stock of the Company.

The Company’s Shares were deemed to constitute $2,000,000, Two Million Dollars. The number of shares is based at $0.20 per share, totaling 10,000,000 shares. All of the shares were deemed to be “restricted” as that term is defined in the Securities Act of 1933, as amended.

The Company entered into a three-year employment agreement with James Byler in which he was to serve as the CEO of the Company.

The closing of the transaction was scheduled to take place on or before December 1, 2010, or upon the approval and confirmation of their entirety of the South Africa audits by the US Auditor, and all of the closing conditions set forth in the amended Agreement satisfied or waived; the closing actually took place on December 28, 2010.

On March 31, 2011, the above agreement between Stakool and LinQpay was terminated as per a rescission agreement, in part because the South African audits could not be approved and confirmed.

The Company maintained existing employment agreements with Kyle Gotshalk and Cherish Adams.

Dream Apartments, TV was developed in 2005 and incorporated in the state of Nevada as a wholly owned subsidiary of the Company.  Dream Apartments TV is a diverse apartment advertising and search engine company for Apartments and properties in California and Nationwide. The company continues to develop Dream Apartments, TV; Stakool has been working on making the intellectual property of Dream Apts. more suited for 2011 and beyond. Stakool also was at work adding many aspects to the core structure enabling the Company to roll out our technology into apartment searching and finding properties. In the Company’s 2010 10-K, there was $58,000 invested on the books, which was written off.  It was still a going concern, and has remained a going concern, with employees, lease holds, bank accounts and management.

The Company also continued to develop its wholly owned subsidiary Hong Kong Orient Express, Inc., a diversified platform for cellular payment transfers from the west coast of the USA to the Pacific Rim, as well as the transfer of encrypted data.  Hong Kong Orient Express, Inc. was previously using LinQpays mobile phone and data technology; however, because of the rescission of the agreement between Stakool and LinQpay, Stakool must develop the business of Hong Kong Orient Express, Inc. through its’ networks and its’ available technology.

On June 16, 2011, Stakool, Inc. entered into a Letter of Intent of Sale and Purchase with Anthus Life Corp., a privately held Nevada corporation.

On July 20, 2011, Stakool, Inc. and Anthus Life Corp. executed an Agreement of Sale and Purchase wherein Anthus Life Corp received 77,588,470 shares of 79,388,470 issued and outstanding shares of Stakool, Inc. common shares, as well as 10,000,000 Preferred Shares of Stakool, Inc. in exchange for scheduled payments, totaling Three Hundred Fifty Thousand Dollars ($350,000) and 1,300,000 shares of Stakool, Inc. common stock.  As of January 5, 2012, $130,000.00 has been paid to date.

OVERVIEW OF ANTHUS LIFE CORPORATION

Anthus Life Corporation was incorporated in the State of Nevada on June 4, 2009, with its principal place of business in Jacksonville, Florida.

ANTHUS LIFE is founded on the belief that everyone has the power to make healthy lifestyle choices. At ANTHUS LIFE, our motivating mission is to:

•	Source or manufacture and distribute innovative products made with all certified natural and/or organic ingredients

•	Conduct continual research and development of high performance “green” products

•	Grow by engaging strategic partners who have proven distribution

•	Sustain above-average annual top-line growth with a gross profit of 35% plus

•	Instill a corporate culture that empowers our fellow workers with dedication and enthusiastic team spirit

•	Apply sensitive and respectful practices to promote sustainable social relationships and responsible corporate governance

•	Maintain strong business growth through profitable and complementary acquisitions

ANTHUS LIFE strives to become one of the leading suppliers of natural and organic products by fulfilling the highest standards for quality, consistency, sustainability, product assortments, value-added support services and integrity in our business and personal relationships.  Through trust and our commitment to quality we will build a loyal consumer following throughout North America.

ANTHUS LIFE has formally launched 8 natural health bars; in 2011/2012 we will be looking to introduce additional USDA Organic Certified health bars.

Nutritional and dietary criteria that ANTHUS LIFE adheres to are based on review and approval by accredited scientific food agencies and standards as set by government organizations.  The Company will take acute consideration to effectively produce and package the best tasting product that is “good and better” for the consumer.

An experienced core management team is in place and has reviewed, studied and analyzed the natural and/or organic product market. ANTHUS LIFE will establish a procurement program and will work with outside professionals to build ANTHUS LIFE’s business, create brands through eco friendly packaging and distinctive labeling, and develop key distribution relationships.

The strategy is to have ANTHUS LIFE’s brand name strongly associated on all their distributed products and to focus on finding and developing the best USDA certified natural and/or organic food product options for North America. In fact, during 2011 and 2012, ANTHUS LIFE will introduce additional USDA Certified Organic health bars.  Also, for 2011 and 2012, ANTHUS LIFE’s R&D team is diligently working to develop additional product line extensions to include energy drinks, additional health food items as well as the potential integration of advanced technologies such as nutraceuticals, etc.

ANTHUS LIFE has secured a manufacturer with the requisite governmental approval, having completed the package design and is distributing the initial product offering.  ANTHUS LIFE is excited about the opportunity to bring healthy, great tasting, and natural and/or organic food products at affordable prices to the mass North American market.

ANTHUS LIFE’s initial product launch includes 8 Health Bars that have:

•  no refined sugar  •  no artificial flavors  •  low sodium •  no genetically modified products  •  no preservatives •  no trans fat •  no gluten  •  no cholesterol • no dairy products, and no wheat.

ANTHUS LIFE is targeting the following consumers:  (i) those who are already knowledgeable on the benefits of natural and/or organic foods; presenting a viable opportunity for them to taste, switch, and become loyal, to our product; (ii) parents of young children wanting a healthy snack alternative and linking the need of healthy benefits and well being, value in the price, and volume and quality; (iii) organizations in need of fundraising programs; and (iv) companies in search for new product line under their brand to add to their revenue stream.

We believe that once the consumer tastes our product line, he or she will become a loyal consumer and will seek out our product because of the health benefits, value in price, quality of the product and the good taste of the product, thus becoming a returning and loyal consumer.

Market indicators over the past 5 years show that the natural and/or organic product market is expanding fast, and it is only a matter of time before it enters into mainstream retailing. Even though most supermarkets sell natural and/or organic products it is our belief that consumers cannot identify with just one brand when shopping for natural and/or organic. The offerings are confusing and because they are mixed in with regular products they often become line extensions of existing products. We believe that the consumer market is ready to identify with a brand dedicated to quality, reasonably priced, great tasting organic packaged products for both children and adults.

According to the Organic Trade Association, organic product sales have grown at about a 20% annual rate since 1990. Organic Trade Association (OTA) is a membership-based business association that concentrates on the organic business community in North America and is located in Greenfield, MA. A March 9, 2006 article published by “Reuters Food Summit” (an internet service of the Reuters Foundation), indicates major signs showing that the natural and/or organic foods are gathering speed and that mainstream acceptance is forcing big box stores, such as Wal-Mart Inc., to double its offering of organic products in its stores.

Further research shows consumers of various states, such as Washington and Oregon, for example, conscious of buying green and organic.  Recent market research by Mambo Sprouts Marketing released in 2008, explained that consumers in Washington and Oregon see buying ‘green’ as a priority. More than nine in ten consumers (92%) reported buying the same (54%) or more (38%) environmentally friendly products compared to six months ago.

Item 1A.  Risk Factors.

The securities offered hereby involve a high degree of risk, including risks associated with our need for further additional financing, the fact that we rely on key personnel, who may leave us, our ability to manage our growth, the fact that we may face intense competition for our services, the fact that we have not and do not plan to pay any cash dividends on our stock, that our Certificate of Incorporation and Bylaws provide for indemnification of our officers and Directors to the full extent allowed by Nevada State law, the fact that we have a limited operating history, the fact that our Board of Directors has authority to issue shares of Common Stock without shareholder approval, which shares may cause substantial dilution to our then existing shareholders, the fact that we do not currently have a market for our securities, the fact that we rely heavily on our ability to market our products, the effect that unfavorable publicity may have on our operations, and the potential volatility of our common stock when traded and the penny stock restrictions on our common stock.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us, and is suitable only for investors of substantial financial means.. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our Common Stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Forward Looking Statements: The statements contained in this Prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this Prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Anthus Life Corp, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by Anthus Life Corp., or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

The Company’s business is subject to the following Risk Factors (reference to “our,” “we,” “ALC,” and words of similar meaning in these Risk Factors refer to the Company):

THE COMPANY IS SUBJECT TO THE RISKS INHERENT IN THE CREATION OF A NEW BUSINESS.

The Company is subject to substantially all the risks inherent in the creation of a new business. As a result of its small size and capitalization and limited operating history, the Company is particularly susceptible to adverse effects of changing economic conditions and consumer tastes, competition, and other contingencies or events beyond the control of the Company. It may be more difficult for the Company to prepare for and respond to these types of risks and the risks described elsewhere in this Form 10 Registration Statement than for a company with an established business and operating cash flow. If the Company is not able to manage these risks successfully, the Company’s operations could be negatively impacted. Due to changing circumstances, the Company may be forced to change dramatically, or even terminate, its planned operations.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF ANTHUS LIFE CORP FAILS TO IMPLEMENT ITS BUSINESS PLAN.

The company expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company.  ALC was formed in Nevada on June 4th 2009.  The company has no demonstrable operations record of substance upon which you can evaluate the company’s business and prospects.  ALC prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  The company cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus the Company has had only limited start-up operations and has generated minimal revenues.  Considering these facts, independent auditors have reservation about the company’s ability to continue as a going concern in the independent auditors’ report to the financial statements filed with our Form 8-K.  In addition, the company’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

WE RELY ON KEY PERSONNEL AND IF THEY LEAVE US, OUR BUSINESS PLAN AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

We rely heavily on our President, Peter Hellwig for our success.  His experience and input create the foundation for our business and he is responsible for the directorship and control over our activities.  Moving forward, should we lose the services of Mr. Hellwig, for any reason, we will incur costs associated with recruiting a replacement and delay in our operations.  If we are unable to replace Mr. Hellwig with another suitably trained individual, we may be forced to scale back or curtail our business plan.  As a result of this, your investment in us could be devalued.

WE HAVE NOT AND DO NOT ANTICIPATE PAYING ANY CASH DIVIDEND ON OUR COMMON STOCK AND BECAUSE OF THIS OUR SECURITIES COULD FACE DEVALUATION IN THE MARKET.

We have paid no cash dividends on our Common Stock to date and it is not anticipated that any cash dividends will be paid to holders of our Common Stock in the foreseeable future.  While our dividend policy will be based on the operating results and capital needs of our business operations, it is anticipated that any earnings will be retained to finance our business operations and future expansion.

CHANGES IN CONSUMER PREFERENCES AND DISCRETIONARY SPENDING MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR REVENUE, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Shifts in consumer preferences away from our products, our inability to develop new products that appeal to consumers, or changes in our product mix that eliminate items popular with some consumers could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in revenue during economic downturns or during periods of uncertainty. Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

FLUCTUATIONS IN VARIOUS COMMODITY, PACKAGING AND SUPPLY COSTS, COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

The prices of the main ingredients in our offerings can be highly volatile.  Supplies and prices of the various products that we use to prepare our products can be affected by a variety of factors, such as weather, seasonal fluctuations, demand, politics and economics in the producing countries. An increase in pricing of any major ingredients that we use in our products could have a significant adverse effect on our profitability In addition; higher diesel prices have, in some cases, resulted in the imposition of surcharges on the delivery of commodities to distributors. Additionally, higher diesel and gasoline prices may affect our supply costs and may affect our sales going forward. To help mitigate the risks of volatile commodity prices and to allow greater predictability in pricing, we hope to enter into fixed price or to-be-fixed priced purchase commitments. We cannot assure you that these activities will be successful or that they will not result in our paying substantially more than would have been required absent such activities.  We do not presently have any multi-year pricing agreements (with fixed processing costs), and none with guaranteed volume commitments.

LITIGATION AND PUBLICITY CONCERNING PRODUCT QUALITY, HEALTH AND OTHER ISSUES, WHICH CAN RESULT IN LIABILITIES AND ALSO CAUSE CUSTOMERS TO AVOID OUR PRODUCTS, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS, BUSINESS AND FINANCIAL CONDITION.

Beverage and food service businesses can be adversely affected by litigation and complaints from customers or government authorities resulting from food and beverage quality, illness, injury or other health concerns or operating issues stemming from one retail location or a limited number of retail locations. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities, if a lawsuit or claim results in a decision against us, or litigation costs, regardless of the result.

BEVERAGE AND FOOD SAFETY CONCERNS AND INSTANCES OF FOOD-BORNE ILLNESSES COULD HARM OUR CUSTOMERS, RESULT IN NEGATIVE PUBLICITY AND CAUSE THE TEMPORARY CLOSURE OF SOME CUSTOMERS’ STORES AND, IN SOME CASES, COULD ADVERSELY AFFECT THE PRICE AND AVAILABILITY OF FRUITS, ANY OF WHICH COULD HARM OUR BRAND REPUTATION, RESULT IN A DECLINE IN SALES OR AN INCREASE IN COSTS.

We consider food and beverage safety a top priority and will dedicate substantial resources towards ensuring that consumers enjoy high-quality, safe and wholesome products. However, we cannot guarantee that controls and training will be fully effective in preventing all food-borne illnesses. Furthermore, reliance on third-party suppliers and distributors increases the risk that food-borne illness incidents (such as E. coli, Hepatitis A, Salmonella or Listeria) could occur outside of our control and at multiple locations.

Instances of food-borne illnesses, whether real or perceived, and whether at our customers’ stores or those of our competitors, could harm consumers and otherwise result in negative publicity about us or the products we serve, which could adversely affect sales. If there is an incident involving customers’ C-stores and other approved channels serving contaminated products, consumers may be harmed, our sales may decrease and our brand name may be impaired. If consumers become ill from food-borne illnesses, we could be forced to temporarily suspend some operations. If we react to negative publicity by changing our products or other key aspects of the ALC experience, we may lose customers who do not accept those changes, and may not be able to attract enough new customers to produce the revenue needed to make our operations profitable. In addition, we may have different or additional competitors for our intended consumers as a result of making any such changes and may not be able to compete successfully against those competitors. Food safety concerns and instances of food-borne illnesses and injuries caused by food contamination have in the past, and could in the future, adversely affect the price and availability of affected ingredients and cause consumers to shift their preferences, particularly if we choose to pass any higher ingredient costs along to consumers. As a result, our costs may increase and our sales may decline. A decrease in customer traffic as a result of these health concerns or negative publicity, or as a result of a change in our products or smoothie experience or a temporary suspension of any of our customer operations, could materially harm our business.

THE FOOD SERVICE INDUSTRY HAS INHERENT OPERATIONAL RISKS THAT MAY NOT BE ADEQUATELY COVERED BY INSURANCE.

We can give no assurance that we will be adequately insured against all risks or that our insurers will pay a particular claim. Furthermore, in the future, we may not be able to obtain adequate insurance coverage at reasonable rates for our operations. We may also be subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we may receive indemnity insurance coverage for tort liability. Our insurance policies may also contain deductibles, limitations and exclusions which, although we may believe are standard in the food service industry, may nevertheless increase our costs.

THE PLANNED INCREASE IN THE NUMBER OF OUR CUSTOMERS’ STORES MAY MAKE OUR FUTURE RESULTS UNPREDICTABLE.

Our future results depend on various factors, including successful selection of new markets, market acceptance of the ALC experience, consumer recognition of the quality of our products and willingness to pay our prices (which reflect our often higher ingredient costs,) the quality and performance of our equipment and general economic conditions. In addition, as with the experience of other retail food and beverage concepts who have tried to expand nationally, we may find that the ALC concept has limited or no appeal to customers in new markets or we may experience a decline in the popularity of the ALC experience. Newly opened customers’ stores may not succeed, future markets may not be successful and average store revenue may not meet expectations.

OUR FAILURE TO MANAGE OUR GROWTH EFFECTIVELY COULD HARM OUR BUSINESS AND OPERATING RESULTS.

Our plans call for a significant increase in the number of customers. Product supply, financial and management controls and information systems may be inadequate to support our expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures, and controls and to hire, train and retain management and staff. We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure. We also place a lot of importance on our culture, which we believe will be an important contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Our failure to manage our growth effectively could harm our business and operating results.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY AND COULD FALL BELOW THE EXPECTATIONS OF INVESTORS DUE TO VARIOUS FACTORS.

Our quarterly operating results may fluctuate significantly because of various factors, including:

1.	The impact of inclement weather, natural disasters and other calamities, such as earthquakes and/or hurricanes; i.e. hurricanes Katrina and Rita in 2005;
2.	unseasonably cold or wet weather conditions;
3.	profitability of our customers’ operation, especially in new markets;
4.	changes in customers’ comparable store sales and consumer visits, including the introduction of new product items;
5.	variations in general economic conditions, including those relating to changes in diesel and gasoline prices;
6.	negative publicity about the ingredients we use or the occurrence of food-borne illnesses or other problems at our customers’ stores;
7.	changes in consumer preferences and discretionary spending;
8.	increases in infrastructure costs; and
9.	fluctuation in supply prices.

Because of these factors, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year. Average customers’ store revenue or comparable store revenue in any particular future period may decrease. In the future, our operating results may fall below the expectations of investors. In that event, the value of our Common Stock or other securities would likely decrease.

OUR CUSTOMERS AND SUPPLIERS COULD TAKE ACTIONS THAT HARM OUR REPUTATION AND REDUCE OUR PROFITS.

Customers and suppliers are separate entities and are not our employees. Further, we do not exercise control over the day-to-day operations of our customers and suppliers. Any operational shortcomings of our customers and suppliers are likely to be attributed to our system-wide operations and could adversely affect our reputation and have a direct negative impact on our profits.

OUR REVENUE IS SUBJECT TO VOLATILITY BASED ON WEATHER AND VARIES BY SEASON.

Seasonal factors could also cause our revenue to fluctuate from quarter to quarter. Our revenue may be lower during the winter months and the holiday season and during periods of inclement weather and higher during the spring, summer and fall months. Our revenue will likely also vary from quarter to quarter as a result of the number of trading days, that is, the number of days in a quarter when stores are open.

WE COULD FACE LIABILITY FROM OUR CUSTOMERS, SUPPLIERS OR GOVERNMENT.

A customer, supplier or government agency may bring legal action against us based on the customer/ supplier relationships. Various state and federal laws govern our relationship with customers and suppliers.   If we fail to comply with these laws, we could be liable for damages to customers or suppliers and fines or other penalties. Expensive litigation with our customers/suppliers or government agencies may adversely affect both our profits and our important relations with our customer/suppliers.

WE MAY NOT BE ABLE TO RAISE ADDITIONAL CAPITAL ON ACCEPTABLE TERMS.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt in compliance with other contractual restrictions, such as financial covenants under our credit facility. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

LITIGATION COULD ADVERSELY AFFECT US BY DISTRACTING MANAGEMENT, INCREASING OUR EXPENSES OR SUBJECTING US TO MATERIAL MONEY DAMAGES AND OTHER REMEDIES.

Our customers could file complaints or lawsuits against us alleging that we are responsible for some illness or injury their customers suffered at or after a visit to their stores, or that we have problems with food quality or operations. We are also subject to a variety of other claims arising in the ordinary course of our business, including personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters, and we could become subject to class action or other lawsuits related to these or different matters in the future. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment significantly in excess of our insurance coverage for any claims could materially and adversely affect our financial condition or results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation or prospects, which in turn could adversely affect our results. The food and beverage services industry has been subject to a growing number of claims based on the nutritional content of food products they sell and disclosure and advertising practices.

WE MAY ALSO INCUR COSTS RESULTING FROM OTHER SECURITY RISKS WE MAY FACE IN CONNECTION WITH OUR ELECTRONIC PROCESSING AND TRANSMISSION OF CONFIDENTIAL CUSTOMER INFORMATION.

We rely on commercially available software and other technologies to provide security for processing and transmission of customer credit card data. Our systems could be compromised in the future, which could result in the misappropriation of customer information or the disruption of systems. Either of those consequences could have a material adverse effect on our reputation and business or subject it to additional liabilities.

WE ARE EXPOSED TO INCREASED COSTS AND RISKS ASSOCIATED WITH COMPLIANCE WITH CHANGING LAWS, REGULATIONS AND STANDARDS IN GENERAL, AND SPECIFICALLY WITH INCREASED AND NEW REGULATION OF CORPORATE GOVERNANCE AND DISCLOSURE STANDARDS.

We expect to spend an increased amount of management time and external resources to comply with existing and changing laws, regulations and standards in general, and specifically relating to corporate governance. In particular, Section 404 of the Sarbanes-Oxley Act of 2002 requires management to annually review and evaluate all of our internal control systems, and file attestations of the effectiveness of these systems by our management and by our independent auditors. This process may require us to hire additional personnel and use outside advisory services and result in additional accounting and legal expenses. If in the future our chief executive officer, chief financial officer or independent auditors determine that our controls over financial reporting are not effective as defined under Section 404, investor perceptions may be adversely affected and could cause a decline in the value of our stock. If our independent auditors are unable to provide an unqualified attestation of management’s assessment of our internal control over financial reporting, or disclaim an ability to issue an attestation, it could result in a loss of investor confidence in our financial reports, adversely affect our stock value and our ability to access the capital markets or borrow money. Failure to comply with other existing and changing laws, regulations and standards could also adversely affect the Company.

THE REPORT OF OUR INDEPENDENT AUDITORS INDICATES UNCERTAINTY CONCERNING OUR ABILITY TO CONTINUE AS A GOING CONCERN AND THIS MAY IMPAIR OUR ABILITY TO RAISE CAPITAL TO FUND OUR BUSINESS PLAN.

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.  We cannot assure you that this will not impair our ability to raise capital on attractive terms.  Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

We will compete with many well-established companies, food and beverage service, C-stores and other approved channels and otherwise, on the basis of taste, quality and price of product offered, customer service, atmosphere, location and overall guest experience.  Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins.

ANTHUS LIFE CORP MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

The company has limited capital resources.  To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable or to maintain sufficient inventory.  Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems.  Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available.  No known alternative resources of funds are available to the Company in the event it does not have adequate proceeds from this offering.  However, the Company believes that the net proceeds of the Offering will be sufficient to the operating requirements for the next twelve (12) months.

THE COST TO MEET OUR REPORTING AND OTHER REQUIREMENTS AS A PUBLIC COMPANY SUBECT TO THE EXCHANGE ACT OF 1934 WILL BE SUBSTANTIAL AND MAY RESULT IN US HAVING INSUFFICIENT FUNDS TO EXPAND OUR BUSINESS OR EVEN MEET ROUTINE BUSINESS OBLIGATIONS.

Subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal, and a host of other expenses for annual reports and proxy statements.  We estimate that these costs could range up to $50,000 per year in the next few years and will be higher if our business volume and activity increases.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors’ and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry directors’ and officers’ liability insurance.  Directors’ and officers’ liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to provide directors’ and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors’ and officers’ liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

WE MAY NOT ACHIEVE RESULTS SIMILAR TO THE FINANCIAL PROJECTIONS.

Projections and estimated financial results are based on estimates and assumptions that are inherently uncertain and, though considered reasonable by us, are subject to significant business, economic, and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control.  Accordingly, there can be no assurance that the projected results will be realized or that actual results will not be significantly lower than projected.  Neither we nor any other person or entity assumes any responsibility for the accuracy or validity of the projections.

OUR DIRECTORS HAVE THE RIGHT TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES OF OUR PREFERRED STOCK.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.   Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

IF THERE IS A MARKET FOR OUR SECURITIES IN THE FUTURE, OUR STOCK PRICE MAY BE VOLATILE AND ILLIQUID.

We can make no assurance that there will be a public market for our common Stock in the future.  If there is a market for our Common Stock in the future, we anticipate that such market may be illiquid and might be subject to wide fluctuations in response to several factors, including, but not limited to the following factors:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenue;
(3)	our ability to anticipate and effectively adapt to a developing market;
(4)	our ability to attract, retain and motivate qualified personnel;
(5)	customer satisfaction and loyalty;
(6)	increased competition; and
(7)	conditions and trends in the market for organic and natural products.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY SELLING SHAREHOLDERS MAY CAUSE A REDUCTION IN THE PRICE OF OUR STOCK AND PURCHASERS WHO ACQUIRE SHARES FROM THE SELLING SHAREHOLDERS MAY LOSE SOME OR ALL OF THEIR INVESTMENTS.

If a market for our shares develops, sales of a substantial number of shares of our Common Stock in the public market could cause a reduction in the price of our Common Stock.  If selling Shareholders resell a substantial portion of the issued and outstanding shares of our Common Stock it could have an adverse effect on the price of our Common Stock.  As a result of any such decreases in the price of our Common Stock, purchasers who acquire shares from Selling Shareholders may lose some or all of their investment.

OUR EXISTING SHAREHOLDERS WILL EXPERIENCE DILUTION.

We will need to raise additional funds, and these funds may not be available on favorable terms, or at all.  Furthermore, if we issue equity or debt securities to raise additional funds, our existing shareholders will experience dilution, and the new equity or debt securities may have rights, preference, and privileges senior to those of our existing shareholders.  If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

There is no assurance that we will be profitable, and we may not be able to successfully develop, manage or market our products and services.  We may not be able to attract or retain qualified executives and technological personnel and our products and services may become obsolete.  Government regulation may hinder our business.  Additional dilution in outstanding stock ownership will be incurred due to the issuance of more shares, stock options, or the exercise of stock options, and other risks inherent in our business.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

Our Common Stock is listed on the OTC Bulletin Board, and is subject to the requirements of Rule 15(g)9, promulgated under the Securities and Exchange Act as long as the price of our Common Stock is below $4.00 per share.  Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction.  The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.  Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $4.00 per share.  The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it.  Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

The sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

NEED FOR ANY GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS.

Companies have been the target of class action lawsuits and other proceedings alleging, among other things, violations of federal and state workplace and employment laws.  Proceedings of this nature, if successful, could result in our payment of substantial damages.

Our results of operations may be adversely affected by legal or governmental proceedings brought by or on behalf of employees or customers.  In recent years, a number of companies, including juice companies, have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state law.  A number of these lawsuits have resulted in the payment of substantial awards by the defendants.  Although we are not currently a party to any material class action lawsuits, we could incur substantial damages and expenses resulting from lawsuits, which would increase the cost of operating the business and decrease the cash available for other uses.

GOVERNMENT AND INDUSTRY REGULATION.

We are subject to various federal, state and local regulations.  Our products are subject to state and local regulation by health, sanitation, food and workplace safety and other agencies.  We may experience material difficulties or failures in obtaining the necessary licenses or approvals for new products which could delay planned execution of our business plan.  We are subject to the U.S. Americans with Disabilities Act and similar state laws that give civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas.  We may in the future have to modify office and warehouse space, for example by adding access ramps or redesigning certain architectural fixtures, to provide service to or make reasonable accommodations for disabled persons.  The expenses associated with these modifications could be material.  Our operations are also subject to the U.S. Fair Labor Standards Act, which governs such matters as minimum wages, overtime and other working conditions, along with the U.S. Americans with Disabilities Act, family leave mandates and a variety of similar laws enacted by the states that govern these and other employment law matters.  In addition, federal proposals to introduce a system of mandated health insurance and flexible work time and other similar initiatives could, if implemented, adversely affect our operations.  In recent years, there has been an increased legislative, regulatory and consumer focus on nutrition and advertising practices in the food industry.  As a result, we may in the future become subject to initiatives in the area of nutrition disclosure or advertising, such as requirements to provide information about the nutritional content of our products, which could increase our expenses.

Item 2.  Financial Information.

Combined financial statements have been filed for Stakool, Inc. and Anthus Life Corp in our 10-Q filed the period ending September 30, 2011.  Updated historical interim financial statements of Anthus Life Corp for the six months ended June 30, 2011, are attached here as an exhibit to this Form 10, as well as with a Form 8-K/A that has been filed on the same date.

Item 3.  Properties.

On September 29, 2010, the Company signed a lease for office space in Jacksonville, Florida. The lease commenced on November 1, 2010 and is for a term of three years and one month. The monthly rent is $1,073.33 with annual increases. The lease required a security deposit of $1,700.

	June 30, 2011	December 31, 2010
Furniture and fixtures	$507	$685
Office equipment	-	649
Total property and equipment	507	1,334
Less: Accumulated depreciation	-	(72)
Property and equipment, net	$507	$1,262

Item 4.  Security Ownership of Certain Beneficial Owners and Management.

The following tables set forth the ownership, as of the date of the filing of this Form 10 of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has, or shares, the power to vote, or direct the voting of, the security or the power to dispose or direct the disposition, of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable common share property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders set forth below is 8640 Philips Highway, Building 1, Suite 5, Jacksonville, Florida 32256:

NAME	TOTAL SHARES OWNED	PERCENTAGE
Peter Hellwig, President/Director	25,000,000	15.7%
Kenji Katayama, Secretary/Director	25,000,000	15.7%
Christian Breda, Director	25,000,000	15.7%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 158,875,737 shares of common stock.

Item 5.  Directors and Executive Officers.

We are dependent on the efforts and abilities of senior management. The interruption of services of senior management could have a material adverse effect on our operations, profits and future development if suitable replacements are not promptly obtained. We have not entered into employment agreements with any of our key executives and no assurance can be given that each executive will remain with us. All of our officers and directors will hold office until their resignation or removal.

The following persons are the current Executive Officers and Directors of the Company.

Name	Age	Position
Peter Hellwig	45	Director, President/CEO
Kenji Katayama	55	Secretary/Director
Christian Breda	29	Director

Item 6.  Executive Compensation.

Any compensation received by our officers and directors will be evaluated and determined from time to time. At this time, salaries are being paid as outlined in the table set forth below:

SUMMARY COMPENSATION TABLE
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Earnings Compensation ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Peter Hellwig, President	11	$33,400	0	0	0	0	0	0	$33,400

Compensation of Directors

Any Director who also becomes our employee will receive no extra compensation for their service on our Board of Directors. Directors may be compensated for out-of-pocket expenses associated with attending Board of Directors’ meetings.

Employment Contracts

We currently have no employment contracts in place and our executive officers are compensated as stated above.

Stock Option Plans

At this time, there is no stock option plan in place.

Item 7.   Certain Relationships and Related Transactions, and Director Independence.

Certain consultants used by the Company may be paid in stock in lieu of cash, or along with cash. The following consultants have been compensated with stock for services rendered: Sharon D. Mitchell; 500,000 shares for legal services rendered.

We did not utilize promoters with regard to raising money through our private placement memorandum. Each investor was contacted directly by Peter Hellwig.  Each investor was either a friend, family or a close business associate of the aforementioned.

Item 8.   Legal Proceedings.

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. There are no contingencies, sureties or guaranties in existence. We are not currently involved in legal proceedings that could reasonably be expected to have a materially adverse effect on our business prospects, financial condition or results of operation. We may become involved in material legal proceedings in the future.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stock Matters.

No established public trading market exists for our Common Stock. The only common equity is that resulting from the private placement of shares.  Anthus Life Corp has sold 7,074,500 shares of its common stock at ten cents ($0.10) per share to 71 investors via a private placement under Rule 506.  There are no equity compensation plans in place at this time. At the time of the Purchase Agreement between Stakool, Inc. and Anthus Life Corp, Stakool had 79,388,479 issued and outstanding shares of Common Stock and 10,000,000 issued and outstanding shares of Preferred Shares. Except for the shares under this Form 10 registration, there is no Common Stock that is being, or has been proposed to be, publicly offered.

Peter Hellwig, President, continues to run Anthus Life Corp., offering his expertise, including marketing the company, maintaining business relationships and networking for new contracts and new market areas in anticipation of growth and expansion in neighboring states.

Item 10.  Recent Sales of Unregistered Securities.

Between July 26, 2009 and November 2, 2011, Anthus Life Corp sold 7,074,500 shares of Common Stock under a private placement memorandum and pursuant to Rule 506.  There have been no recent sales of Stakool shares except shares resulting from a convertible note that was recently converted.

Item 11.  Description of Registrant’s Securities to be Registered.

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws.

We are authorized to issue 175,000,000 shares of stock which are designated common stock with $.001 par value per share. Each shareholder of Anthus Life Corp Common Stock will exchange his or her shares for Stakool, Inc. Common Stock on a 1 to 1 exchange.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future declaration of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Item 12.  Indemnification of Directors and Officers.

Our Articles of Incorporation limits the liability of our officers and directors. Officers and directors will not be liable to us for monetary damages occurring because of a breach of their fiduciary duty as directors in certain circumstances. Such limitation will not affect liability for any breach of a director’s duty to us or our shareholders, either:

•	With respect to approval by the director of any transaction from which he or she derives an improper personal benefit;

•
With respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to the best interest of our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his or her duty to us or our shareholders, or that indicate a reckless disregard for his or her duty to us or our shareholders in circumstances in which he or she was or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to us or our shareholders; or

•
Based on transactions between us and our director or another corporation with interrelated directors or on improper distribution, loans or guarantees pursuant to applicable sections of Nevada Revised Statutes.

Such limitations of liability will not affect the availability of equitable remedies such as injunctive relief or rescission. Our Articles of Incorporation provide that we will indemnify our directors and officers to the extent permitted by law, including circumstances in which indemnification is otherwise discretionary under the Nevada Revised Statutes.

We have been informed that, in the opinion of the Commission, such indemnification, as claims pursuant to the federal securities laws, is against public policy and is, therefore, unenforceable.

Indemnification Agreements

We anticipate that we will enter into indemnification agreements with each of our directors and executive officers pursuant to which we shall indemnify each such director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by each such director and officer in connection with any criminal or civil action brought or threatened against such director and officer because of such director and officer being or having been an executive officer or director of us. To be entitled to indemnification by us, such person must have acted in good faith and in a manner, such person believed to be in our best interests and, with respect to criminal actions, such director and officer must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.

Item 13. Financial Statements and Supplementary Data.

Attached as an exhibit are updated historical interim financial statements of Anthus Life Corp for the six months ended June 30, 2011.  These same financial statements have been filed in our Amended 8-K, filed on January 6, 2012.

Consolidated Financial Statements for Stakool, Inc. and Anthus Life Corp were filed in our Form10-Q for the period ending September 30, 2011, and can be found electronically at http://www.sec.gov.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are no changes in or disagreements with accountants on accounting and/or financial disclosure at this time.

Item 15.  Financial Statements and Exhibits.

(a)	Financial Statement Exhibits

13.1 Updated historical interim financial statements of Anthus Life Corp for the six months ended June 30, 2011.

(b)	Exhibits required by Item 601 of Regulation S-K

2.0  Amended Agreement of Purchase and Sale between Stakool, Inc. and Anthus Life Corp.  (Previously filed with Form 8-K on 11/9/2011)

10.1 Agreement and Plan of Reorganization (Previously filed with Form 8-K on 11/9/2011)

10.2 Consulting Agreement with Kyle Gotshalk (Previously filed with Form 8-K on 11/9/2011)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 10 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Stakool, Inc.
(Registrant)

Date: January 6. 2012	By: /s/ Peter Hellwig
Peter Hellwig, President